GrowGeneration Reports Third Quarter 2025 Financial Results

Net Loss Improved by $9.0 million Year-Over-Year and Adjusted EBITDA turned positive at $1.3 Million

Double-Digit Net Sales Growth of 15.4% Sequentially, Exceeding Guidance at $47.3 million

Proprietary Brand Sales Drive Margin Expansion, Rising to 31.6% of Cultivation and Gardening Revenue from 23.8% in the Prior Year

Store Operating Expenses Declined 27.8% Year-over-Year; Total Operating Expenses Down 31.5%

DENVER, November 6, 2025 -- GrowGeneration Corp. (NASDAQ: GRWG) (“GrowGeneration,” “GrowGen,” or the “Company”), one of the nation’s largest suppliers of specialty products for controlled environment agriculture (CEA), commercial cultivation, and retail garden centers, today announced financial results for the third quarter of 2025.

Third Quarter 2025 Summary

•Net sales of $47.3 million, up 15.4% quarter-over-quarter;
•Proprietary brand sales as a percentage of Cultivation and Gardening net sales increased to 31.6% compared to 23.8% in the third quarter of 2024;
•Gross profit margin of 27.2%, compared to 21.6% for the third quarter of 2024;
•Store and other operating expenses declined approximately 27.8% to $7.2 million, compared to $10.0 million for the same period in the prior year;
•Total operating expenses decreased $7.2 million, or 31.5%, to $15.7 million in the third quarter of 2025, compared to $22.9 million in the prior year;
•Net loss was $2.4 million compared to a net loss of $11.4 million for the same period in the prior year;
•Adjusted EBITDA(1) income of $1.3 million compared to a loss of $2.4 million for the same period in the prior year; and
•Cash, cash equivalents, and marketable securities of $48.3 million and no debt.

Darren Lampert, GrowGen’s Co-Founder and Chief Executive Officer, commented, “Our third quarter results marked a clear inflection point for GrowGeneration. We delivered double-digit sequential net sales growth of 15.4%, returned to positive Adjusted EBITDA of $1.3 million, and expanded gross margin to over 27%. Our third-quarter Adjusted EBITDA represents the Company’s strongest profitability in four years. These results reflect disciplined execution of our strategic plan, with store operating expenses down 27.8% and total operating expenses reduced by more than 30% year-over-year. Proprietary brands remain a key driver of profitability, representing 31.6% of Cultivation and Gardening net sales, up from 23.8% last year. We expect proprietary brands to achieve approximately 40% of segment revenue in 2026, further supporting margin expansion and customer loyalty.”

“Looking ahead, we expect fourth-quarter revenue of approximately $40 million and currently anticipate both positive revenue growth and positive Adjusted EBITDA in 2026. With no debt, a strong balance sheet, reduced operating expenses, and a growing multi-channel brand strategy, GrowGen is positioned to scale as a lean, profitable, brand-led company driving sustainable growth in the years ahead,” added Mr. Lampert.

Third Quarter 2025 Consolidated Results

Net sales were $47.3 million for the third quarter of 2025, which was nearly $6 million higher than our guidance, compared to $50.0 million for the third quarter of 2024. Cultivation and Gardening net sales were $38.4 million for the third quarter of 2025, compared to $41.4 million for the comparable year ago period. The year-over-year change reflected fewer retail locations compared to 2024. Net sales in our Storage Solutions segment were $8.9 million for the third quarter of 2025, compared to $8.6 million in the third quarter of 2024.

Once again, our quarterly proprietary brand sales exceeded our internal expectations, giving us further confidence in our ability to expand gross margin for the long-term. Proprietary brand sales as a percentage of Cultivation and Gardening net sales increased to 31.6%, compared to 23.8% for the same period in the prior year, largely driven by our strategic initiatives to increase sales mix of our expanded portfolio of proprietary brands and related product launches.

Gross profit was $12.9 million for the third quarter of 2025, an increase of $2.0 million compared to gross profit of $10.8 million for the third quarter of 2024, and gross profit margin increased to 27.2% for the third quarter of 2025, compared to 21.6% for the third quarter of 2024. Both the gross profit and gross profit margin improvements were driven by the higher private label penetration within our Cultivation and Gardening segment in the third quarter of 2025 as well as the comparison to the additional $1.9 million cost of sales and margin effects of the prior year’s restructuring activities in the third quarter of 2024.

Store and other operating expenses in the third quarter of 2025 declined by approximately 27.8% to $7.2 million, compared to $10.0 million in the third quarter of 2024.

Total operating expenses decreased in the third quarter of 2025 by $7.2 million, or 31.5%, to $15.7 million, compared to $22.9 million in the third quarter of 2024.

Selling, general, and administrative expenses in the third quarter of 2025 were $5.7 million, compared to $7.4 million in the third quarter of 2024, a 22.9% improvement.

GAAP net loss narrowed to $2.4 million in the third quarter of 2025, a $9.0 million improvement compared to a net loss of $11.4 million in the third quarter of 2024, primarily reflecting the benefits of cost-reduction initiatives, higher gross margins, and the absence of restructuring-related expenses incurred in 2024.

Non-GAAP Adjusted EBITDA(1) was an income of $1.3 million in the third quarter of 2025, compared to a loss of $2.4 million in the third quarter of 2024, reflecting gross margin expansion from higher proprietary brand penetration and the continued realization of operational cost-reduction initiatives.

Cash, cash equivalents, and marketable securities as of September 30, 2025 were $48.3 million. Inventory as of September 30, 2025 was $40.2 million, and prepaid and other current assets were $9.2 million.

Total current liabilities, including accounts payable, accrued payroll, and other liabilities as of September 30, 2025 were $29.3 million.

Geographic Footprint

Our geographic footprint for our Cultivation and Gardening segment spans 650,000 square feet of retail and warehouse space and includes 24 retail locations across 11 states as of September 30, 2025. We closed five and seven retail locations during the three and nine months ending September 30, 2025, respectively, as part of our ongoing network optimization strategy. We continue to serve our customers through our other retail locations and our online platforms, such as growgeneration.com and our B2B customer portal for commercial and wholesale customers.

2025 Outlook

For the fourth quarter of 2025, the Company expects total consolidated net sales of approximately $40 million, reflecting normal seasonality and continued progress on proprietary brand and cost-optimization initiatives. Management remains focused on sustaining profitability on an adjusted EBITDA basis and executing its strategic priorities to position the Company for continued margin improvement and growth entering 2026.

Footnotes
(1) Adjusted EBITDA represents earnings before interest, taxes, depreciation, and amortization as adjusted for certain items as set forth in the reconciliation table of U.S. GAAP to non-GAAP information and is a measure calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information herein for further discussion and reconciliation of this measure to GAAP measures.

Conference Call

The Company will host a conference call today, November 6, 2025, at 4:30 p.m. Eastern Time to discuss financial results for the third quarter ended September 30, 2025. To participate in the call, please dial 1-(888)-699-1199 (domestic) or 1-(416)-945-7677 (international). The conference code is 16121. The call will also be webcast and can be accessed at
https://app.webinar.net/Gmy3WpR0k9A or on the Investor Relations section of the GrowGen website at: https://ir.growgeneration.com. A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.
About GrowGeneration Corp:

GrowGeneration is one of the nation’s largest suppliers of specialty products for controlled environment agriculture (CEA), commercial cultivation, and retail garden centers. GrowGen carries and sells thousands of products, such as nutrients, additives, growing media, lighting, environmental control systems, and benching and racking, including proprietary brands such as CharCoir, Drip Hydro, Power Si, Ion lights, The Harvest Company, Viagrow, and more. The Company also operates an online superstore for cultivators at growgeneration.com, as well as a wholesale business for resellers, and a benching, racking, and storage solutions business, Mobile Media or MMI.

To be added to the GrowGeneration email distribution list, please email GrowGen@kcsa.com with GRWG in the subject line.

Forward Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date of this release. Please keep in mind that the Company does not have an obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “expect,” “believe,” “anticipate,” “estimate,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings made with the United States Securities and Exchange Commission, available at: www.sec.gov, and on the Company’s website, at: www.growgeneration.com.

Contacts:

KCSA Strategic Communications
Philip Carlson
Managing Director
T: 212-896-1233
E: GrowGen@kcsa.com

GROWGENERATION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except shares)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$27,355	$27,471
Marketable securities	20,955	28,984
Accounts receivable, net of allowance for credit losses of $2,080 and $2,177 at September 30, 2025 and December 31, 2024, respectively	12,980	7,361
Notes receivable, current, net of allowance for credit losses of $187 and $— at September 30, 2025 and December 31, 2024, respectively	832	1,056
Inventory	40,184	40,295
Prepaid income taxes	308	145
Prepaid and other current assets	9,183	7,896
Total current assets	111,797	113,208

Property and equipment, net	10,875	15,493
Operating leases right-of-use assets, net	29,462	34,453
Intangible assets, net	4,653	8,779
Goodwill	2,052	1,605
Other assets	766	814
TOTAL ASSETS	$159,605	$174,352
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,586	$8,146
Accrued liabilities	3,399	2,358
Payroll and payroll tax liabilities	2,301	2,655
Customer deposits	4,203	2,404
Sales tax payable	1,060	1,313
Current maturities of operating lease liabilities	6,778	7,398
Total current liabilities	29,327	24,274

Operating lease liabilities, net of current maturities	25,139	29,633
Other long-term liabilities	435	352
Total liabilities	54,901	54,259
Commitments and contingencies
Stockholders' equity:
Common stock; $0.001 par value; 100,000,000 shares authorized, 59,843,443 and 59,402,628 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	60	59
Additional paid-in capital	376,912	375,677
Accumulated deficit	(272,268)	(255,643)
Total stockholders' equity	104,704	120,093
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$159,605	$174,352

GROWGENERATION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$47,254	$50,006	$123,920	$151,430
Cost of sales (exclusive of depreciation and amortization shown below)	34,398	39,196	89,763	113,835
Gross profit	12,856	10,810	34,157	37,595

Operating expenses:
Store operations and other operational expenses	7,245	10,032	23,904	30,876
Selling, general, and administrative	5,706	7,405	18,969	22,417
Estimated credit losses (recoveries)	98	272	353	(210)
Depreciation and amortization	2,649	4,972	8,921	12,329
Impairment loss	—	220	—	220
Total operating expenses	15,698	22,901	52,147	65,632

Loss from operations	(2,842)	(12,091)	(17,990)	(28,037)

Other income (expense):
Other expense	—	(50)	—	(13)
Interest income	407	663	1,367	2,002
Interest expense	—	—	—	(70)
Total other income	407	613	1,367	1,919

Net loss before income taxes	(2,435)	(11,478)	(16,623)	(26,118)

(Provision) benefit for income taxes	(2)	43	(2)	(50)

Net loss	$(2,437)	$(11,435)	$(16,625)	$(26,168)

Net loss per share, basic	$(0.04)	$(0.19)	$(0.28)	$(0.43)
Net loss per share, diluted	$(0.04)	$(0.19)	$(0.28)	$(0.43)

Weighted average shares outstanding, basic	59,783	59,268	59,593	60,479
Weighted average shares outstanding, diluted	59,783	59,268	59,593	60,479

Use of Non-GAAP Financial Information

The following non-GAAP financial measures of EBITDA and Adjusted EBITDA are not in accordance with, or an alternative for, generally accepted accounting principles ("GAAP") and should be considered in addition to, and not as a substitute for, the most directly comparable GAAP financial measures. We believe these non-GAAP financial measures, when used in conjunction with their most directly comparable GAAP financial measures, net income (loss), provide meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods, identify trends affecting our business, and project future performance. Management uses these non-GAAP financial measures for internal planning and reporting purposes, and we believe that these non-GAAP financial measures may be useful to investors in their assessment of our operating performance, our ability to generate cash, and valuation. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, we have determined that it is appropriate to make this data available to all investors. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed in isolation as substitutions to net income (loss) as indicators of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). GrowGeneration defines EBITDA as net income (loss) before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude certain items such as stock-based compensation, impairment losses, restructuring and corporate rationalization costs, and other non-core or non-recurring expenses and to include income from our marketable securities as these investments are part of our operational business strategy and increase the cash available to us.

Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to net loss (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(2,437)	$(11,435)	$(16,625)	$(26,168)
Provision for income taxes	2	(43)	2	50
Interest income	(407)	(663)	(1,367)	(2,002)
Interest expense	—	—	—	70
Depreciation and amortization	2,649	4,972	8,921	12,329
EBITDA	$(193)	$(7,169)	$(9,069)	$(15,721)
Share-based compensation	421	672	1,239	2,104
Investment income	407	623	1,379	1,921
Acquisition transaction costs	9	—	59	—
Impairment loss (1)	—	220	—	220
Restructuring plan	—	2,699	1,141	2,699
Consolidation and other charges (2)	694	567	1,257	2,375
Adjusted EBITDA	$1,338	$(2,388)	$(3,994)	$(6,402)
(1) Impairment loss related to the restructuring plan for operating lease right-of-use assets impairments
(2) Consists primarily of expenditures related to the activity of store and distribution consolidation, one-time severances outside of the restructuring plan announced July 2024, and other non-core or non-recurring expenses